EXHIBIT 10.12
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         ADVERTISING PRODUCTION, MEDIA-BUYING AND CALL CENTER AGREEMENT

          This advertising production, media-buying and call center agreement ("Agreement") is entered into as of March 28, 2001, by and between Futuredontics, Inc., a California corporation with its principal offices at 6060 Center Drive, 7th Floor, Los Angeles, California 90045 ("Futuredontics") and Attorneys.com, Inc., a Florida corporation with its principal office at 186 Attorneys.com Court, Lake Helen, Florida 32744-0280 ("Attorneys"). Futuredontics and Attorneys jointly will be referred to in this Agreement as the "Parties".

                                    RECITALS

          Futuredontics has substantial experience in (1) the production of television advertisements designed to elicit direct response from consumers ("Advertisements"); (2) the placement of Advertisements and buying the media time to run the Advertisements through Futuredontics' affiliate 1-800-Marketing, Inc.; and (3) the operation of a telephone call center to handle the consumer calls generated by the Advertisements. Attorneys is in the process of launching a new marketing program for lawyers, modeled closely on the business model established and developed by Futuredontics.


          In October, 2000, the Parties entered into an agreement for Futuredontics to provide consultative services to Attorneys in the areas of (1) the operation of direct response marketing programs for professionals; (2) marketing and selling memberships in such programs to professionals; and (3) promoting such services to the public. Attorneys now wishes to engage Futuredontics to produce Advertisements, buy the media time to air those Advertisements, and assist Attorneys in the formation of a call center for Attorneys pursuant to the following terms and conditions. Futuredontics wishes to be so engaged.

          NOW, THEREFORE, the Parties agree as follows ("Agreement"):

                              TERMS AND CONDITIONS

1 DUTIES OF FUTUREDONTICS. Futuredontics will not be obligated to devote any specific amount of time or effort under this Agreement, but will devote as much time, effort and skill in carrying out its duties as necessary to achieve the Parties' goals in entering into this Agreement; provided, however, that Futuredontics will act with all possible speed in order to help Attorneys meet their deadlines.

2 CREATION AND PRODUCTION OF ADVERTISEMENTS. Futuredontics will create scripts for Attorneys ("Scripts"), which Attorneys will submit to the Florida Bar (the "Bar") for approval. From whatever Scripts are approved by the Bar, Futuredontics will produce 7 English-language Advertisements for Attorneys, 3 of which will also be produced in Spanish ("Advertisements"). The fee to Attorneys will be Futuredontics' cost to produce the Advertisements plus 10% mark-up ("Production Costs"). The Production Costs will include, without limitation, Futuredontics' out-of-pocket expenses incurred in the production of the Advertisements; the cost of time spent by Futuredontics personnel in producing the Advertisements and meeting with Attorneys
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          personnel; travel expenses related to the production; Federal Express costs; and the cost of tape reproduction. The Parties anticipate that the Production Costs will be approximately $100,000.00. Futuredontics will not spend more than $125,000.00 on the Production Costs, however, without first obtaining Attorneys' written authorization to exceed that amount.

          2.1 APPROVAL BY ATTORNEYS. Futuredontics will submit the Scripts to Attorneys, which Attorneys will approve or disapprove within 5 business days after receipt. Once Attorneys has approved the Scripts, Attorneys will submit the Scripts to the Bar for approval. Upon receipt of approval from the Bar, Attorneys will select 7 scripts from those approved by the Bar for production by Futuredontics in English ("Chosen Scripts"). In addition, Attorneys will designate 3 of the Chosen Scripts to be produced in Spanish. Futuredontics will provide Attorneys with storyboards for the Chosen Scripts ("Storyboards"), which Attorneys will approve or disapprove. Attorneys failure to disapprove of the Storyboards in writing within 5 days after receipt will be deemed approval.

          2.2 LIABILITY FOR ILLEGALITY OF ADVERTISEMENTS. Attorneys will provide Futuredontics with a detailed description of the legal requirements for advertising by lawyers in the jurisdictions in which Attorneys wishes to air the Advertisements ("Legal Requirements"). While Futuredontics will use its best efforts to ensure that the Advertisements comply with the Legal Requirements, after Attorneys' approval of the Scripts under
                 Section 2.1 Futuredontics will have no liability arising from the failure of the Advertisements to comply with the Legal Requirements and Attorneys alone will bear any and all such liability.

          2.3 DEPOSIT FOR PRODUCTION COSTS. Upon execution of this Agreement, Attorneys will deposit $100,000.00 with Futuredontics, which Futuredontics will dispense as necessary during the production of the Advertisements (the "Deposit"). If the Deposit in its entirety is dispensed before the Advertisements are completed, Futuredontics will provide Attorneys with a monthly accounting of how the Deposit was spent, and Attorneys will make an additional deposit with Futuredontics. The amount of the additional deposit will be determined by the Parties at such time as the additional deposit becomes necessary.

          2.4 FINAL ACCOUNTING. When the Advertisements have been completed, Futuredontics will provide Attorneys with a final accounting of the Production Costs ("Final Accounting"). If any balance is owed to Futuredontics in excess of the Deposit, Attorneys will remit such balance to Futuredontics within 30 days after receipt of the final accounting. If any balance is owed by Futuredontics to Attorneys, Futuredontics will remit said balance to Attorneys along with the Final Accounting.


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3         MEDIA-BUYING.

          3.1 TERM OF EXCLUSIVE ENGAGEMENT. Attorneys hereby engages Futuredontics as its exclusive media-buying agency for a period of two years beginning on the first day of the first month for which Futuredontics first buys media for Attorneys ("Exclusive Engagement Term"). By way of example but not limitation, if time is first bought for Attorneys' Advertisements to run in June of 2001, the Exclusive Engagement Term will begin on June 1, 2001 and terminate on May 31, 2003, unless the media-buying relationship is terminated sooner for cause pursuant to Section
                 3.8 below.

          3.2 MEDIA-BUYING DUTIES OF FUTUREDONTICS. On behalf of Attorneys, Futuredontics will purchase air time for the running of the Advertisements in accordance with a monthly media-buying plan to be agreed upon by the parties monthly in advance ("Media-buying Services"). The Parties will agree on the gross monthly budget no less than thirty-five days preceding the month concerned ("Gross Media Budget"). The cost to Attorneys will be 95% of the Gross Media Budget and Attorneys will deposit with Futuredontics 95% of the Gross Media Budget no less than 30 days prior to the start of that month in which the media is to be broadcast ("Advertising Month"). Futuredontics will have no obligation to buy the media unless Attorneys' deposit is received at least 30 days prior to the start of the Advertising Month. In addition to Media-buying Services, Futuredontics will (1) traffic copies of the Advertisements to the various media outlets that are chosen in the Gross Media Budget; (2) provide Attorneys with weekly reports based on the call center data available to Futuredontics; and (3) provide Attorneys with copies of all gross invoices from media outlets for which Attorneys has been charged.

          3.3 AUTHORIZATION TO ACT; APPROVALS. Upon the written authorization of Attorneys' Chief Executive Officer or Chief Operating Officer, Futuredontics is authorized to act on behalf of Attorneys in the purchasing of advertising and other forms of communications. Attorneys agrees to be responsible for non-cancelable contracts and incidental charges related to such advertising and communications.

          3.4 CHANGES AND CANCELLATIONS. Attorneys may request changes or cancellations or require that a work in progress be stopped; provided, however, that Attorneys will reimburse Futuredontics for any unrecoverable expense(s). In general, the notice required to cancel or change a media buy is three weeks prior to the broadcast date.

          3.5 INDEMNIFICATION OF FUTUREDONTICS BY ATTORNEYS. Futuredontics is acting solely as Attorneys' agent in the placement of Attorneys Advertisements. As such, it is authorized by Attorneys to purchase advertising space within budget and Attorneys agrees to indemnify, hold harmless and defend Futuredontics from and against any liability incurred by Futuredontics while acting as Attorneys' agent. By way of example, but not limitation, Attorneys will indemnify Futuredontics against any loss incurred as a result of claims or proceedings brought against Futuredontics based on advertising approved by Attorneys for publication or broadcast.

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          3.6    FEE. Futuredontics will retain 10% of the Gross Media Budget as compensation for its services in connection with media-buying ("Media-buying Fee"). In the event that media outlet(s) offer to run the Advertisements and pay a commission in excess of 15% to Futuredontics, Attorneys and Futuredontics will split the commission to the extent that it exceeds 15% of the Gross Media Budget.

          3.7 EXPENSES. In addition to paying Futuredontics the Media-buying Fee, Attorneys will reimburse Futuredontics for all out-of-pocket costs arising in connection with media-buying. Such expenses will include, without limitation, Federal Express charges for trafficking Advertisements to media outlets and paying media invoices on Attorneys' behalf. Futuredontics will advance such expenses and submit invoices to Attorneys for reimbursement accompanied by supporting documentation. Attorneys will reimburse Futuredontics for such expenses within 10 days after receipt of invoices and documentation. Futuredontics will not incur any single expense in excess of $1,000.00 without obtaining prior written approval from Attorneys.

          3.8 TERMINATION OF MEDIA-BUYING. As a material inducement for Futuredontics to provide services under this Agreement in the areas of creation and production of advertisements and call center incubation, Attorneys agrees not to cancel the media-buying agreement before the expiration of the Exclusive Engagement Term, except for cause as defined herein ("Cause"). For the purpose of this Section 3.8, Cause is defined as Futuredontics' gross negligence or willful misconduct in the performance of its obligations under this Agreement ("Default") and failure to cure such Default within 30 days after receiving written notice of Default from Attorneys.

                 3.8.1    Except in the case of a Termination for Cause under
                          Section 3.8, in the event Attorneys engages another agency to buy its media during the Exclusive Engagement Term, Attorneys agrees to pay Futuredontics a fee of 10% of the amount they spend on media buys made by the other agency, regardless of the commission Attorneys is required to pay the other agency.

4 CALL CENTER INCUBATION. Futuredontics agrees to incubate a call center for Attorneys as follows:

          4.1 TERM FOR CALL CENTER SERVICES. Futuredontics will provide services under this Section 4 for an initial term of 6 months beginning on June 1, 2001, ("Initial Call Center Term"), and thereafter on a month-to-month basis ("Renewal Call Center Term"). Either party may terminate the Call Center Incubation portion of this Agreement after the expiration of the Initial Call Center Term by giving 90 days' written notice.

                 4.1.1 Attorneys acknowledges that Futuredontics will hire and train Call Center personnel prior to the official launch date, and that Attorneys will be responsible for expenses related to hiring and training. Attorneys will pre-approve the number of personnel to be hired and the time frames for hiring. While Futuredontics will endeavor to limit the training period to three weeks, Attorney

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                          acknowledges and agrees that the training period may
                          last for up to five weeks prior to the official launch date. Attorneys agrees to notify Futuredontics of the Official Launch Date no less than six weeks prior to that date.

          4.2 SERVICES. It is anticipated by the Parties that following the Initial Call Center Term and any Renewal Call Center Term(s), Attorneys will establish its own call center in Florida. During the Initial Call Center Term and any Renewal Call Center Term(s), Futuredontics will:

                 4.2.1 Provide call handling services for the 1-800-ATTORNEYS telephone number at Futuredontics' call center in Los Angeles; provided, however, that if the call volume generated by the Attorneys Advertisements exceeds that which can be handled by 25 call center operators at any one time, it may become necessary for Futuredontics to outsource some portion of the Attorneys call handling. Attorneys acknowledges that Futuredontics currently operates its call center during the following Pacific Standard Time hours:
                          Monday and Tuesday from 5:00 AM until 8:00 PM; Wednesday and Thursday from 5:00 AM until 7:00 PM; Friday from 5:00 AM until 6:00 PM; and Saturday from 6:00 AM until Noon. Attorneys further acknowledges that Futuredontics does not operate its call center at night and, therefore, with regard to call center operations during the nighttime hours, the Parties will jointly decide exactly what the hours of operation of the Futuredontics call center will be after the Attorneys Advertisements begin to run and the call volume can be analyzed.

                 4.2.2 At Attorneys' request, train one or more call center supervisors for Attorneys ("Trainee(s)") at Futuredontics' call center; provided, however, that Trainee(s) will be hired and employed by Attorneys and Attorneys will be responsible for all expenses associated with the employment and training of Trainee(s).

                 4.2.3 Assist Attorneys in the preparation of call-handling scripts;

                 4.2.4 Advise Attorneys with respect to staffing guidelines based on call-handling volume;

                 4.2.5 Advise Attorneys with respect to purchase of telephony equipment, computer hardware, computer software and other purchases necessary for Attorneys to operate its own call center; and

                 4.2.6 To the extent that it is commercially reasonable for both Parties, Futuredontics will adapt its proprietary software (Futuredontics' Software) for use in the 1-800-Attorneys referral system. In the event it is deemed by either Party not to be commercially reasonable to adapt the Futuredontics' Software, Futuredontics will advise Attorneys on the purchase of third party software that has been designed for attorney referral services. If Futuredontics is able to adapt the Futuredontics' Software for Attorneys' use, then at such time as Attorneys operates its own call center, Futuredontics will license the Futuredontics' Software to Attorneys at a reasonable, market price that will be negotiated by the Parties at that time.

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                 4.2.7    Such other miscellaneous services as the Parties agree
                          is necessary for the successful incubation of Attorneys' own call center.

          4.3 CALL CENTER COSTS. Futuredontics will provide services under this Section 4 at its cost plus 10% mark-up. Attorneys agrees to bear each and every expense associated with Futuredontics' performance of its duties under this Section 4. Attorneys will reimburse Futuredontics for all costs that are incurred in the performance of Futuredontics' duties under this Section 4 ("Call Center Costs") upon receipt of billing from Futuredontics; provided, however, that Futuredontics will obtain Attorneys written authorization before incurring any single expense in excess of $1,000.00. Call Center Costs will include, without limitation, all out-of-pocket expenses incurred by Futuredontics as well as the cost of staff time spent by Futuredontics' employees in the course of fulfilling Futuredontics' duties under this Section 4.

                 4.3.1 ESTIMATION OF COSTS. The Parties agree and acknowledge that, due to the large number of variables involved, it is not possible to predict the Call Center Costs with great accuracy. Nevertheless, as a planning tool, Futuredontics will provide to Attorneys a computerized Call Center Costing Tool in the form of an Excel spreadsheet.

5 NO RIGHT TO ASSIGN. Neither Party may assign this Agreement without the prior written consent of the other, which consent shall be given solely in the discretion of the Party from whom consent is sought; provided, however, that this provision shall not be construed to prevent either Party from entering into a bona fide merger, or from selling or assigning this contract along with substantially all of its assets to a third party.

6         PROPRIETARY COVENANTS.

          6.1 COVENANT NOT TO USE OR DISCLOSE TRADE SECRETS. In the course of performing this Agreement, a party hereto may reveal confidential information and trade secrets to the other party. During the Term of this Agreement and for a period of 2 years thereafter, each party will regard and preserve as confidential Confidential Information as defined in paragraph 6.1.1 below pertaining to a party and its affiliates that has been or may be obtained by the other party in any way by reason of the parties agreement hereunder. Neither party will, without the prior and specific written consent of the other party (i) use, publicize, release or disclose to others, either during or after the Term (as set forth above), any trade secrets or other Confidential Information or (ii) take or retain or copy any of a party's specifications, drawings, reproductions, customer lists, or other documents or things. This provision will not apply to any information that has been publicly disclosed by the party to which such Confidential Information relates, independently developed and disclosed by others, or otherwise enters the public domain through lawful means. The foregoing will not be construed to (A) limit Attorneys' right to use Confidential Information in the operation of their 800-Attorneys telephone-based attorney referral service; and
                 (B) information required to be disclosed in a judicial or administrative proceeding, or as otherwise required to be disclosed by law, in any such case after all reasonable legal remedies for maintaining such information in confidence have

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                 been exhausted, including, but not limited to, giving a party not less than 10 days prior written notice of the possibility of such disclosure so that the non-disclosing party may attempt to stop such disclosure or obtain a protective order concerning such disclosure.

                 6.1.1 DEFINITION. For purposes of this Agreement, the term "Confidential Information" will mean: (A) all and any trade secrets of a party hereto, including without limitation, information encompassed in all drawings, designs, plans, proposals, marketing and sales plans, customer lists, financial information, costs, pricing information; and (B) all concepts or ideas, in or reasonably related to the business of a party hereto that has not previously been publicly released by its duly authorized representative.

          6.2 UNFAIR COMPETITION. During the Term, and for a period of two years thereafter ("Non-competition Period"), the Parties agree not to compete, promote, participate in or engage in any activity or other business, either directly or indirectly, whether as a partner, contractor, shareholder, or otherwise in competition with the business engaged in by the other Party at the time this Agreement is executed. Thus, Futuredontics agrees to forbear from engaging in the attorney referral service and the bar association directory service and Attorneys agrees to forbear from engaging in the dentist referral service during the Non-competition Period. Each Party agrees to disclose to the other Party any and all competitive plans which the disclosing Party may have under consideration whether or not the disclosing Party intends to act upon them. In addition, during the Term of this Agreement, Futuredontics shall not perform any work of a substantially similar nature for any competitor of Attorneys. Breach of this provision shall constitute a material breach of this Agreement.

          6.3 COVENANT NOT TO DIVERT. During the term of this Agreement and for a period of two years thereafter, the Parties will not directly or indirectly solicit, induce, attempt to induce or endeavor to entice away any employee of the other Party, whether for their own account or for the account of a third-party.

          6.4 To the extent that Futuredontics has transferable rights therein, the parties acknowledge and agree that the services are being performed and that any programs, photographic materials, documentation and other written materials, prepared or edited by Futuredontics under this Agreement (the "Work") are being created at the request of Attorneys, that the Work will be deemed a work made for hire under the United States copyright laws, and that Attorneys will have the unlimited right to supervise, control and direct Futuredontics as to all aspects of the creation of the Work. Attorneys will have the right to use the whole Work, or any parts thereof, or none of the Work, as it sees fit. Attorneys may alter the Work, add to it, or combine it with any other work or works, in its sole discretion. All rights in and to the Work and all material submitted by Futuredontics to Attorneys as part of the Work or part of the process of creating the Work, including but not limited to programs, listings, electronic files, printouts, reports, documentation, and notes will be the property of Attorneys whether or not it uses such material. No rights are reserved to Futuredontics.

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7         WARRANTIES

          7.1 WARRANTY OF ATTORNEYS. With regard to the name and service mark "1-800-DENTIST(R)" (the "Mark"), Attorneys acknowledges that Futuredontics holds a license to use the Mark with respect to the operation of a cooperative advertising service for dentists under license from Applied Anagramics, Inc. Attorneys further acknowledges that the unauthorized use of the Mark will cause irreparable damage to Futuredontics, which could include the loss of the license. Attorneys therefore warrants that it will not use the Mark nor authorize others to use the Mark without the prior written consent of Futuredontics. Because of the irreparable nature of the harm that may arise from a breach of the warranty contained in this paragraph, Attorneys agrees that, in addition to all other remedies Futuredontics may have at law under this Agreement, Futuredontics will be entitled to obtain injunctive relief to restrain a breach or threatened breach of this warranty.

          7.2 WARRANTY OF FUTUREDONTICS. With regard to the name and service mark "1-800Attorneys(R)" and similar names and marks (the "Attorneys Mark"), Futuredontics acknowledges that Attorneys owns all right, title and interest in and to the Attorneys Mark and that the unauthorized use of the Attorneys Mark will cause irreparable damage to Attorneys. Futuredontics therefore warrants that it will not use the Attorneys Mark nor authorize others to use the Attorneys Mark without the prior written consent of Attorneys. Because of the irreparable nature of the harm that may arise from a breach of the warranty contained in this paragraph, Futuredontics agrees that, in addition to all other remedies Attorneys may have at law under this Agreement, Attorneys will be entitled to obtain injunctive relief to restrain a breach or threatened breach of this warranty. In addition, Futuredontics also warrants that all Work provided or performed by Futuredontics hereunder by it or its subcontractors shall be original work or duly licensed work and shall not infringe in any manner the intellectual property rights of any third parties including without limitation any trademarks, trade secrets, copyright rights or other intellectual property rights, except as otherwise disclosed by Futuredontics in writing to Attorneys and provided that Futuredontics is authorized in writing by Attorneys to proceed with the publication and/or use thereof notwithstanding such disclosure.

          7.3    INDEMNIFICATION.

                 7.3.1 Futuredontics shall defend, indemnify and hold harmless Attorneys from any claims, demands, losses, fees and expenses (excluding attorney's fees) incurred by Attorneys arising out of Futuredontics gross negligence or willful misconduct in the creation or promulgation of any Work or services provided hereunder; provided Attorney's gives Futuredontics prompt notice of any such claim, Futuredontics has the sole right to defend or settle each such claim and Attorneys shall fully cooperate with Futuredontics. Attorneys may be represented by its own counsel at its own expense.

                 7.3.2 It shall be Futuredontic's responsibility to obtain necessary consents, licenses, releases or other authorization for the use of all materials, properties or services in connection with the Work or services

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                          provided hereunder; provided, however, that Attorneys
                          alone shall be responsible for obtaining all governmental or regulatory approvals that are required before the Advertisements can be aired.

                 7.3.3 Futuredontics will use its best efforts to protect Attorneys against any claims for the unauthorized use of name or likeness of any person; libel; slander; defamation; disparagement; piracy; plagiarism; idea misappropriation; infringement of copyright title, slogan or other property right; and any invasion of the right of privacy.

                 7.3.4 It will be Attorney's responsibility to (i) provide truthful information and/or data relevant to claims or representations made with respect to its products or services, (ii) review all public relations or other materials prepared under this Agreement and submitted by Futuredontics to Attorneys in writing in order to confirm that such claims or representations, whether direct or implied, are accurate, and are not deceptive or misleading of the descriptions and depictions of its products and services and/or any competitive products, (iii) defend, indemnify and hold harmless Futuredontics from any claims, demands, losses, fees, and expenses, (excluding attorney's fees) incurred by Futuredontics arising out of any product claims or product representations of Attorneys products or services or those of its competitors approved in advance in writing by Attorneys; provided Futuredontics gives Attorneys prompt written notice of any such claim, Attorneys has the sole right to defend or settle on such claim and Futuredontics shall fully cooperate with Attorneys. Futuredontics may be represented by its own counsel at its own expense.

8         LIMITATION OF LIABILITY; INSURANCE.

          NEITHER PARTY SHALL BE LIABLE FOR: (i) SPECIAL, DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, TORT OR COVER DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES RESULTING FROM DELAY OF DELIVERY OR LOSS OF PROFITS, DATA, BUSINESS OR GOODWILL, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES, OR (ii) ANY CLAIM THAT AROSE MORE THAN ONE (1) YEAR PRIOR TO THE INSTITUTION OF SUIT THEREON.

9 INDEPENDENT CONTRACTOR. Futuredontics acknowledges and agrees that its relationship to Attorneys is exclusively that of an independent contractor, and that Attorneys' obligations to Futuredontics are exclusively contractual in nature.

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10        TERMINATION.

          10.1 Attorneys may terminate this Agreement upon material breach by Futuredontics if such breach is not cured within thirty (30) days notice from Attorneys. In the event of such termination, neither party shall have any further liability to the other except for Attorneys obligation to Futuredontics to pay pursuant to Sections 2, 3.6 and 4.3 for actual time and expenses and mark-up incurred prior to the termination. In the event of termination, all right, title and interest in and to the Work shall belong to Attorneys.

          10.2 Material breach of this Agreement shall consist of the material failure of Futuredontics to carry out the Work or to provide the services contemplated herein after being given 30 days written notice thereof, (ii) breach of the confidentiality provisions of Section 6, or (iii) violation of Sections 6.2 and 6.3

          10.3 Upon any termination of this Agreement, Futuredontics shall immediately deliver to Attorneys all materials in any medium received from Attorneys or developed by Futuredontics (or any part thereof) in connection with performing any services hereunder, or the Work.

11 NOTICES. All notices, statements and other documents that any party is required or desires to give to the other party hereunder will be given in writing and will be served in person, by express mail, by certified mail, by overnight delivery or by facsimile at the respective addresses of the parties as set forth below, or at such other addresses as may be designated in writing by such party in accordance with the terms of this Section 11.

          IF TO FUTUREDONTICS:       Futuredontics, Inc.
                                     6060 Center Drive, 7th Floor
                                     Los Angeles, California 90045
                                     Attention: Susan Keenberg, General Counsel
                                     Facsimile: 310-215-6623

          IF TO ATTORNEYS:           Attorneys.com, Inc.
                                     186 Attorneys.com Court
                                     Lake Helen, Florida 32744
                                     Attention:  Peter S. Balise, President
                                                 Bill Wrigley, COO
                                     Facsimile: 904-228-0276

          Delivery will be deemed conclusively made (i) at the time of service, if personally served, (ii) when deposited in the United States mail, properly addressed and postage prepaid, if delivered by express mail or certified mail, (iii) upon deposit with the private overnight deliverer, if served by overnight delivery, and (iv) at the time of electronic transmission (as confirmed in writing), provided a copy is mailed within twenty-four (24) hours after such transmission. The time to respond to any notice will run from the time the notice is actually delivered to the person to whom the notice is addressed.

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12        GENERAL TERMS AND CONDITIONS.

          12.1 APPLICABLE LAW AND JURISDICTION. This Agreement will be governed by and construed in accordance with the laws of the State of California (without regard to conflicts of laws principles), and the parties hereby consent to the jurisdiction of the courts of competent jurisdiction in Los Angeles County, California over all matters relating to this Agreement.

          12.2 BINDING EFFECT. All the terms and conditions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          12.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all such counterparts together will constitute but one agreement.

          12.4 DESCRIPTIVE HEADINGS. The paragraph and section headings in this Agreement are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

          12.5 ENFORCEABILITY; SEVERABILITY. If any provision of this Agreement is deemed to be invalid or unenforceable, in whole or in part, such provision will be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or will be deemed excised from this Agreement, as the case may require, and this Agreement will be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

          12.6 FACSIMILE SIGNATURES. The signature on this Agreement of any party that is faxed to the other party, will be deemed an original signature for the purpose of enforcement of this Agreement.

          12.7 INTEGRATION; MODIFICATION. This Agreement constitutes the entire understanding and agreement between the Parties regarding its subject-matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject-matter. This Agreement may not be modified except by a written agreement signed by the Parties.

          12.8 INTEREST AND COSTS; ATTORNEYS' FEES. In the event of any legal proceeding, litigation or alternative dispute resolution between the parties respecting or arising out of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs in connection therewith, including, without limitation, any attorneys' fees incurred after a judgment has been entered by a court of competent jurisdiction.

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          12.9   WAIVER. The waiver by any party hereto of a breach of any
                 provision of this Agreement will not operate or be construed as a waiver of any prior or subsequent breach; provided, however, that either party to this Agreement may waive any obligation owed to such party, if such waiver is in writing signed by an authorized signer.

13 FORCE MAJEURE. In the event of substantial or total inoperability of Futuredontics' equipment, site, and personnel due to an event of force majeure, Futuredontics promises to use the same efforts to maintain a continuous supply of Work and services to Attorneys that it uses to maintain Futuredontics' own business activities. To the extent that additional costs arise from the provision of services under this Agreement following an event of force majeure, Attorneys will have the right to approve or disapprove any such additional costs, which costs shall be itemized by Futuredontics and not subject to the 10% mark-up specified in Section 4.3. If Attorneys disapproves such additional costs, Futuredontics will be absolved from any obligation to maintain Work and services to Attorneys. Events of force majeure include, but are not limited to, earthquake, devastation from floods, power failures and fire. Futuredontics shall verbally notify Attorneys of any event of force majeure as soon as is practical. A written notification of the event of force majeure ("Event") and how Attorneys will be serviced following the Event will be submitted to Attorneys as soon as commercially practical following the Event.


In Witness Whereof, the Parties have executed this Agreement.

Futuredontics, Inc.                           Attorneys.com, Inc.


By: /s/ Alfred J. Joyal     3/28/01           By:  /s/ Peter S. Balise   3/28/01
    -------------------------------                -----------------------------
    Alfred J. Joyal          Date                  Peter S. Balise         Date
    Chief Executive Officer                        President





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